UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

QUALITY INDUSTRIAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Montgomery Street, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 706-0806

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2026, Quality Industrial Corp., a Nevada corporation (the “Company”), entered into a Promissory Note & Loan Modification and Forbearance Agreement, dated as of July 10, 2026 (the “Forbearance Agreement”), with RB Capital Partners, Inc., a California corporation (the “Holder”). The Forbearance Agreement relates to (i) a Convertible Promissory Note, dated August 3, 2022, issued by the Company to the Holder in the original principal amount of $1,100,000 (the “First Note”), and (ii) a Convertible Promissory Note dated March 17, 2023, issued by the Company to the Holder in the original principal amount of $200,000 (the “Second Note” and, together with the First Note, the “Notes”). Each of the Notes bears interest at a rate of 7% per annum, has an original term of 24 months, and permits voluntary conversion of principal into shares of the Company’s common stock at a conversion price of $1.00 per share, subject to the terms and limitations set forth in the Notes. Both Notes matured prior to the date of the Forbearance Agreement. The Forbearance Agreement provides that, as of June 30, 2026, the aggregate amount outstanding under the Notes was $1,587,439.64.

Pursuant to the Forbearance Agreement, the Company is required to pay the Holder an aggregate amount of $1,675,000 (the “Payment Amount”). The Forbearance Agreement provides that the Payment Amount will be paid in 19 monthly installments commencing on July 30, 2026 and ending on January 15, 2028. Specifically, the Company is required to make the following monthly payments, in chronological order: four payments of $25,000; three payments of $50,000; three payments of $75,000; four payments of $100,000; three payments of $150,000; and two payments of $175,000. The Forbearance Agreement further provides that the Payment Amount includes all accrued interest on the outstanding obligations under the Notes through the end of the term of such installment schedule. No additional interest will accrue on the Payment Amount so long as no default has occurred and is continuing under the Forbearance Agreement. If the Company timely pays in full each of the first 18 installments and no default has occurred or is continuing, the Holder will apply a timely payment discount of $30,000 (“Timely Payment Discount”), reducing the final installment due on January 15, 2028, from $175,000 to $145,000. The Company may prepay all or any portion of the Payment Amount at any time, without premium or penalty. Any prepayment will be applied to the remaining scheduled installments in reverse chronological order unless the Company directs otherwise, and the Timely Payment Discount may apply to a full prepayment if the conditions set forth in the Forbearance Agreement are satisfied.

Pursuant to the Forbearance Agreement, the Holder is required to forbear from exercising its rights and remedies under the Notes during a forbearance period (“Forbearance Period”) ending on the earliest of (i) March 1, 2028, (ii) the occurrence of an uncured default under the Forbearance Agreement, or (iii) the effective date of a written agreement of the parties to terminate the forbearance period. Pursuant to the Forbearance Agreement, the term of the Notes was extended to March 1, 2028.

Subject to the expiration of applicable cure and grace periods, a default will occur under the Forbearance Agreement if, among other things, the Company fails to make any installment payment by the applicable payment date and the expiration of the applicable grace period; another default occurs under the Notes, other than any default existing as of the date of the Forbearance Agreement; the Company dissolves, divides, ceases to exist, revokes or purports to terminate its liability under any Note, challenges the validity or enforceability of any Note, or denies any further liability or obligations thereunder; the Company becomes subject to bankruptcy, insolvency, receivership, assignment for the benefit of creditors or similar proceedings; the Company ceases to conduct business in the ordinary course; a tax lien, warrant or levy is imposed on the Company; or any representation or warranty of the Company in the Forbearance Agreement is false, misleading or incorrect in any material respect when made.

The Forbearance Agreement provides for a grace period of 10 business days following each date that an installment payment of the Payment Amount is due, and an additional 10-calendar-day cure period following written notice of default, before the Holder may exercise remedies. Upon a default under the Forbearance Agreement and the expiration of all applicable grace and cure periods, the following remedies under the Forbearance Agreement will become available to the Holder: (a) the Forbearance Period will immediately and automatically cease without notice to or action by any party and the full unpaid portion of the Payment Amount will immediately be due in full, (b) interest will accrue on the unpaid portion at a rate of 5% per annum, (c) subject to the election requirement described below, the Holder will be entitled to exercise any or all its rights and remedies under the Notes, the Forbearance Agreement, and any other documents executed in connection with or related to the Forbearance Agreement or the Notes, or applicable law, and (d) any obligation of Holder to make advances or otherwise extend credit to the Company will immediately and automatically terminate, without notice to or action by any party. The Forbearance Agreement requires the Holder, following an uncured default, to elect remedies under either the Forbearance Agreement or the Notes, but not both simultaneously. If the Holder fails to provide timely notice of its election, it will be deemed to have elected remedies under the Forbearance Agreement. An election, once made or deemed made, will be irrevocable. The Forbearance Agreement provides that if the Holder elects remedies under the Notes, none of the remedies described above will be available (other than the Holder’s right to retain all payments previously received under the Forbearance Agreement), and prior payments under the Forbearance Agreement will be credited against amounts owed under the Notes. The Company will not be required to pay more in the aggregate under the Forbearance Agreement and the Notes than the total amount that would have been due under the Notes absent the Forbearance Agreement.

The Forbearance Agreement contains mutual releases of claims relating to the Notes. The Company’s release is effective as of the date of the Forbearance Agreement, and the Holder’s release will become effective upon the Company’s payment of the Payment Amount in full. Upon payment in full of the Payment Amount (less any applicable Timely Payment Discount), all obligations of the Company under the Notes and the Forbearance Agreement will be deemed fully satisfied, discharged, and extinguished. In addition, the Forbearance Agreement contains covenants not to sue relating to released claims, with the Company’s covenant effective as of the date of the Forbearance Agreement and the Holder’s covenant effective upon payment in full of the Payment Amount, less any applicable Timely Payment Discount.

The Forbearance Agreement provides that except as expressly modified by the Forbearance Agreement, the Notes will remain in full force and effect, and the Forbearance Agreement does not constitute a novation or accord and satisfaction of the indebtedness outstanding under the Notes.

The Holder’s conversion right under the Notes was expressly reserved under the Forbearance Agreement. The Holder may exercise its right to convert principal into shares of the Company’s common stock at a conversion price of $1.00 per share at any time in accordance with the terms of the Notes, including certain beneficial ownership limitations and other provisions of the Notes, in which case the principal amount so converted will reduce the Payment Amount on a dollar-for-dollar basis and the remaining scheduled installments will be reduced in reverse chronological order.

The Forbearance Agreement is governed by the laws of the State of California.

Other than the Holder’s ownership of the Notes and the parties’ rights and obligations under the Notes and the Forbearance Agreement, the Company is not aware of any material relationship between the Company or its affiliates and the Holder.

A copy of the Forbearance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The number of shares of common stock issuable upon any future conversion of either of the Notes will depend on the amount of principal converted and will be subject to the beneficial ownership limitation and other applicable provisions of the Notes. The consideration for any shares of common stock issued upon conversion will consist of the corresponding reduction of outstanding principal under the Notes and related adjustment to the Payment Amount under the Forbearance Agreement. Any shares of common stock issued upon conversion of the Notes will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note & Loan Modification and Forbearance Agreement, dated as of July 10, 2026, by and between Quality Industrial Corp. and RB Capital Partners, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 15, 2026	QUALITY INDUSTRIAL CORP.

/s/ Carsten Kjems Falk
	Name:	Carsten Kjems Falk
	Title:	Chief Executive Officer and Interim Chief Financial Officer